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                                                                    Exhibit 99.2


                    CERTIFICATION BY CHIEF FINANCIAL OFFICER

                       PURSUANT TO 18 U.S.C. SECTION 1350,

                             AS ADOPTED PURSUANT TO

                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Strategic Diagnostics Inc. (the "Company") on Form 10-Q for the quarter ended June 30, 2002 (the "Report") filed with the Securities and Exchange Commission, I, Arthur A. Koch, Jr., Vice President, Chief Operating Officer and Chief Financial Officer, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      (1) The Company's Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2) The information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.


August 14, 2002                      /s/ Arthur A. Koch, Jr.
                                     -------------------------------------------
                                     Arthur A. Koch, Jr.
                                     Vice President, Chief Operating Officer and
                                     Chief Financial Officer